Exhibit 99.1

August 10, 2011

[address]

Dear Brian:

I am pleased to make you an offer of employment to join JDA as a Chief Accounting Officer on Monday, August 29, 2011. In this role, you will be a member of JDA Leadership Team and will report directly to the CFO. The salary for your position is $11,041 per pay period ($265,000 annually), payable on the 15th and 30th of each month. In addition, starting in the fourth quarter of 2011, you will be eligible to participate in JDA’s profit sharing/bonus plan, with an annual target bonus of $100,000. The $100,000 target will be based upon the achievement of JDA’s corporate profitability target as well as individual employee performance. The variable compensation is, of course, not guaranteed, and participation date, amount, and continued participation are solely at the discretion of the CEO and the Board. JDA will also provide you with a lump sum payment of $50,000, payable in the first payroll after you have completed 90 days of employment with JDA.

In addition, as a member of the JDA leadership team, you will be eligible to participate in JDA’s 2011 annual performance share program, through which you will be eligible to receive a target of 5,750 performance shares based upon the achievement of JDA’s 2011 annual EBITDA target as established by the Board. The actual Notice of Grant and Restricted Stock Agreement documents will be provided to you for signature upon your start date The target number of performance shares that you will be eligible to receive in subsequent years will be determined annually and must be approved by the Compensation Committee of the Board.

Medical/dental insurance benefits go into effect on your hire date. In addition to the health benefits, JDA offers a life insurance plan equal to two (2) times your annual salary. Vacation benefits are three (3) weeks per year accrued at 10 hours per month beginning on your hire date. We also offer enrollment in a 401K and 125 Flexible Benefits plan. You will also be provided with certain relocation benefits as outlined in Attachment A.

This offer is contingent upon obtaining favorable results from a criminal, educational and driving record background check, as well as favorable references. All information will remain confidential.

We are eager to receive confirmation of your acceptance of this offer. To do so, please sign below and return the letter to us. While we ask you to sign the acceptance letter, this does not constitute a contract, and employment remains at will.

Brian, we look forward to having you as a member of JDA’s leadership team!

Sincerely,	Accepted:

/s/ Brian P. Boylan	/s/ Brian Galvin
Brian P. Boylan	Brian Galvin Date 8/17/2011
SVP — Human Resources

Brian Galvin

Offer & Confidentiality Agreement

August 10, 2011

Dear Brian:

This letter agreement (“Agreement”) sets forth and confirms certain understandings between you and JDA Software Group, Inc., a Delaware corporation and its current and future affiliates (collectively, “JDA”), and third parties who have provided confidential information to JDA (“Third-Party Beneficiaries”) with respect to your employment with JDA Software, Inc. and your responsibilities and obligations to JDA. Your signature of this Agreement is a condition of your employment with JDA.

JDA’s disclosure of confidential information to you is conditioned upon and in consideration for your entering into this Agreement. This Agreement is intended to protect important interests of JDA and the Third-Party Beneficiaries, particularly their interests in valuable technology, customers, personnel, business interests and confidential information that JDA has acquired or obtained access to over the years.

You agree to devote your full time, attention and efforts to the performance of your duties as JDA may establish from time to time. In all aspects of your employment with JDA, you shall act in the utmost good faith, deal fairly with JDA, and fully disclose to JDA all information that JDA might reasonably consider to be important or relevant to JDA’s business. While employed at JDA, you shall not establish, operate, participate in, advise, or assist to establish in any manner whatsoever any business that JDA in its sole and reasonable discretion determines would be in competition with JDA’s business, and you shall not take any preliminary or preparatory steps toward establishing or operating such business or developing a data base, including soliciting customers, suppliers or employees of JDA with respect to such business prospects. While employed at JDA, you must not divert from JDA any business opportunity in which JDA may or could be interested and you must immediately notify JDA if you become aware of any potential JDA business opportunity.

In consideration of you entering into this Agreement, in addition to your continuing employment with JDA, you will be eligible (so long as you meet all other eligibility requirements) to participate in JDA’s discretionary profit sharing/bonus plan or sales commission plan, as applicable. in addition, JDA will provide you one or more of the following: (1) Confidential information (as defined below) of JDA, (2) specialized training regarding JDA’s business, and/or (3) authorization to have contact with and develop business relationships with customers and prospective customers of JDA on JDA’s behalf. You, in turn, agree not to use any of these items to cause harm to JDA’s business interests during employment and for a reasonable period of time thereafter. The specific restrictions you agree to abide by in order to fulfill this obligation are set forth below.

You could cause irreparable harm to JDA that could not be adequately compensated by money damages if you solicited the business of JDA’s customers, or induced employees of JDA to work for you or for a Competitor of JDA. A “Competitor” is an entity that markets services or software that compete with one or more JDA service offering or software product. Therefore, during your employment and for a period of twelve months thereafter, you must not directly or indirectly: (1) solicit for employment or hire any employee of JDA or anyone who was an employee of JDA at any time during the preceding six (6) months; or (2) cause or encourage any other party to do so. For a period of twelve months after the termination of your employment with JDA, you must not, for your own account or for the account of any other person or entity, solicit, call on or provide competing services for any of JDA’s customers or prospective customers if you have solicited, called on or performed services for that JDA customer or

Brian Galvin

Offer & Confidentiality Agreement

prospective customer during the twenty-four months preceding your termination from JDA. You must not make any written or oral statement about JDA, its employees, customers, suppliers or agents that is (i) untrue, derogatory or defamatory, or (ii) designed to embarrass or criticize any of the foregoing. However, you are not restrained from making any truthful statements or statements that are otherwise protected by the Sarbanes-Oxley Act

During your employment, you will obtain access to information regarding the business of JDA and which is confidential to JDA or Third-Party Beneficiaries (“Confidential Information”). “Confidential Information” includes but is not limited to:

(1)	Application, data base, and other computer software developed or acquired by JDA, whether now or existing in the future, and all modifications, enhancements and versions of the software and all options available with respect to the software, and all future products developed or derived from the software;

(2)	Source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, design concepts and related documentation and manuals;

(3)	Marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer, supplier and distributor data and other materials and information relating to JDA’s business and activities and the manner in which JDA does business;

(4)	Discoveries, concepts and ideas including, without limitation, the nature and results of research and development activities, processes, formulas, inventions, computer-related equipment or technology, techniques, “know-how”, designs, drawings and specifications;

(5)	Organizational charts, internal telephone lists and employee directories, salary information, benefits, and other personnel information that is not publicly available;

(6)	Any other materials or information related to the business or activities of JDA that are not generally known to others engaged in similar businesses or activities;

(7)	All ideas which are derived from or relate to your access to or knowledge of any of the above enumerated materials and information; and

(8)	Any materials or information related to the business or activities of the Third-Party Beneficiaries that are received by JDA in confidence or subject to nondisclosure or similar covenants, including without limitation, confidential proprietary business records, financial information, trade secrets, strategies, methods and practices of licensees of JDA software.

Confidential Information does not include inventions or other confidential information, if any, listed on Exhibit B of this Agreement.

Maintaining the confidentiality of the Confidential Information is of utmost importance to JDA. Accordingly, you agree that, except in the performance of your duties as an employee of JDA, from and after the date of this Agreement (including after the termination of your relationship with JDA, for whatever reason), you will not disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any of the Confidential Information (in whatever form), received,

Brian Galvin

Offer & Confidentiality Agreement

acquired, or developed by you through your association with JDA, or use, or permit any person, association, corporation or other entity to use, in any manner, directly or indirectly, any such Confidential Information.

You acknowledge that any computer programs, documentation or other copyrightable works created in whole or in part by you during your employment with JDA are “works made for hire” under the United States Copyright Act, 17 U.S.C. § 101, and become part of the Confidential Information.

Confidential Information that you make, conceive, discover or develop, whether alone or jointly with others, at any time during your employment with JDA, whether at the request or upon the suggestion of JDA or otherwise, are the sole and exclusive property of JDA if such items relate to or are useful in connection with any business now or hereafter carried on or contemplated by JDA, including developments or expansions of JDA’s present field of operations. You must promptly disclose to JDA all Confidential Information made, conceived, discovered, or developed in whole or in part by you for JDA during your employment with JDA and to assign to JDA any right, title or interest you may have in such Confidential Information. You agree to execute any instruments and to do all other things reasonably requested by JDA (both during and after your employment with JDA) in order to vest more fully in JDA all ownership rights in those items hereby transferred by you to IDA. If any one or more of such items are protectible by copyright, and are deemed in any way to fall within the definition of “work made for hire”, as that term is defined in 17 U.S.C. § 101, such works shall be considered “works made for hire”, the copyright of which shall be owned solely, completely and exclusively by JDA. If any one or more of the items are protectible by copyright and are not considered to be included in the categories of works covered by the “work made for hire” definition contained in 17 U.S.C. § 101, such works shall be deemed to be assigned and transferred completely and exclusively to JDA by virtue of your execution of this letter. For employees in California and Illinois, as provided for in Cal. Lab. Code §§ 2870 (set forth on Exhibit A of this Agreement) and 765 ILCS 1060/2, this provision does not apply to inventions that you developed entirely on your own time without using JDA’s equipment, supplies, facilities, or trade secret information.

You agree to maintain the confidentiality of the Confidential Information during your employment and perpetually after the date of your termination. This Agreement shall be binding upon you and JDA, and its successors and assigns and shall inure to the benefit of JDA and the Third-Party Beneficiaries. JDA’s failure to require performance of your obligations under this Agreement does not affect the right of JDA to enforce any provisions of this Agreement at a subsequent time, and does not constitute a waiver of any rights arising out of any subsequent or prior breach.

Subject to the limitations set forth above, you agree that the restrictions of this Agreement are enforceable whether you resign from employment, or your employment is terminated by JDA with or without cause, with or without notice. Upon voluntary or involuntary termination of your employment with JDA, you agree to sign an acknowledgement that the obligations set forth herein pertaining to Confidential Information shall continue beyond the last day of your employment at JDA. This Agreement (a) may not be modified orally, but only by written agreement signed by you and JDA’s President; (b) contains the entire understanding between you and JDA with respect to this subject matter, and (c) supersedes any prior agreements on this subject. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement.

Nothing in this Agreement should be construed as a guarantee that your employment will continue for any specific period of time. This Agreement does not create or imply a contract of employment or constitute a promise of employment or continued employment. Your employment with JDA remains “at-will” unless you and JDA have signed a separate contract of employment expressly and explicitly modifying your status as an at-will employee.

Brian Galvin

Offer & Confidentiality Agreement

You agree that the provisions in this Agreement are necessary and reasonable to protect JDA’s legitimate business interests. The provisions of this Agreement are distinct and severable, and if any provision of this Agreement is invalid or unenforceable, the invalidity and unenforceability of such provision shall not affect the other provisions of this Agreement and all other provisions shall remain in full force and effect. Additionally, if any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable and shall not effect the remainder of the Agreement. Any court interpreting this Agreement may modify this Agreement to the extent necessary to consider it reasonable and enforceable. It is expressly agreed that the exercise of any claim or cause of action you may have against JDA, whether or not based on this Agreement, is not a defense to the enforcement of this Agreement. In the event that you are found to have violated any of the time-limited restrictions on your conduct that are provided for in this Agreement, the applicable time period for the restriction violated shall be extended by one day for each day you are in violation. This provision is not intended and shall not be construed to create an indefinite restriction. In no event shall the duration of time that you are actually restrained be longer than one (1) year.

You represent that the performance of your duties as an employee of JDA will not breach any agreement or other obligation that you may have with a former employer or any other party. You must not use or disclose your own or any other party’s confidential or proprietary documents, materials, or information to JDA or any third party in the course of performing your duties as an employee of JDA, unless the owner of the information has authorized the use or disclosure.

When your relationship with JDA ends (regardless of the reason), and earlier if JDA requests, you must immediately return to JDA all materials, correspondence, documents and other writings, computer programs and printouts, and other information in written, graphic, magnetic, optical, computerized or other form, which relate to or reflect any Confidential Information, or the business of JDA, and you must not retain any copies thereof, regardless of where or by whom such materials and information were kept or prepared.

This Agreement shall be governed by and construed in accordance with the laws of Arizona. Any suit, legal action or other legal proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts located in the State of Arizona. You agree to submit to personal jurisdiction in the foregoing courts and to venue in those courts. You further agree to waive all legal challenges and defenses to the propriety of a forum in Arizona, and to the application of Arizona law therein.

By signing below, you acknowledge that you understand and agree to the terms contained in this Agreement, and that you are freely and voluntarily entering into this Agreement.

ACCEPTED AND AGREED:

/s/ Brian Galvin 8/17/2011
Brian Galvin

Brian Galvin

Offer & Confidentiality Agreement

EXHIBIT A

2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business or actual or demonstrably anticipated research or development of the employer.

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Brian Galvin

Offer & Confidentiality Agreement

EXHIBIT B

JDA Software Group, Inc.

14400 North 87th Street

Scottsdale, Arizona 85260-3649

Dear Sir or Madam:

1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by JDA Software Group, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company, that I desire to remove from the operation of the Company’s Proprietary Information and Inventions Agreement.

X	No inventions or improvements.

See below:

Additional sheets attached.

2. I propose to bring to the Company, as part of my employment, the following materials and documents of a former employer:

X	No materials or documents.

See below:

/s/ Brian Galvin 8/17/2011
Brian Galvin

Attachment A

Relocation Benefits to be provided to

Brian Galvin

Relocation Coordination and Expense Management Provided by Cartus. All relocation benefits and expense reimbursements will be administered by Cartus.

House-hunting Trip One house-hunting trip for the employee’s spouse not to exceed 4 days and 3 nights.

Household Goods/Storage/Auto Transportation: Cartus will coordinate the packing and shipment of your household goods, up to 15,000 lbs. This will also include shipping no more than two cars, and a maximum of 30 days in and out of storage. Any unusual items will require prior approval.

Temporary Living: Cartus will coordinate up to a maximum of four months of a furnished corporate apartment. All meals while in Temporary living will be at the expense of the employee

Rental Car: While you are waiting for your personal vehicle to arrive, a rental car will be reimbursed up to a maximum of 4 months. If you need to ship your car in advance of your Household Goods Shipment, Cartus will coordinate. It is important for Cartus and the employee to work closely together on the timing of your car shipment to help reduced the number of days needed for a rental car.

Return Trip: In the event you are staying in Temporary Living and your family is at the home locations, you will be provided reimbursement for a maximum of four return trips per month for the first four months.

Home Closing Costs: A maximum of $45,000 will be reimbursed for the closing costs on your current home. You must provide documentation for this reimbursement.

Final Move: Costs to cover immediate family from old location to new location including airfare or mileage reimbursement will be provided.

Miscellaneous Allowance: A one time payment of $5000 taxed as income, designed to offset various miscellaneous moving expenses will be provided. This will be administered internally by JDA Software, Inc.

Tax Assistance: Taxable-moving expenses will be reviewed and standard tax assistance will be provided.